UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2025

Mallinckrodt plc

(Exact name of registrant as specified in its charter)

Ireland	001-35803	98-1088325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

College Business & Technology Park, Cruiserath,
Blanchardstown, Dublin 15, Ireland

(Address of principal executive offices)

+353 1 696 0000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2025, the Board of Directors of Mallinckrodt plc (the “Company”) adopted amendments to the award agreements pursuant to which the Company had previously granted time-vesting restricted units (“RSUs”) to the Company’s executive officers (other than Mr. Sigurdur O. Olafsson, the Company’s Chief Executive Officer) and non-employee directors. As previously disclosed in the Company’s registration statement on Form S-4 filed with the Securities and Exchange Commission (“SEC”) on April 23, 2025 (as amended, the “Registration Statement”), such amendments provide that the vesting of the RSUs will accelerate in full (as opposed to pro rata vesting) upon a termination of employment or service without “cause” or, in the case of executive officers, for “good reason,” as such terms are defined in the relevant agreements. Other key terms of the RSUs are more fully described in the section entitled “Compensation of Executive Officers — Fiscal 2024 Executive Compensation Decisions — 2024 Equity Grants” on page 30 of the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 3, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MALLINCKRODT PLC

Date: May 16, 2025	By:	/s/ Mark Tyndall
Mark Tyndall
Executive Vice President and Chief Legal Officer & Corporate Secretary